UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 820-1400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Effective November 30, 2009, R. Joseph Fink ceased to serve as the Corporate Controller and principal accounting officer of Tollgrade Communications, Inc. (the “Company”).
(c) Effective November 30, 2009, Mark C. Lang, 37, was hired by the Company as its Corporate Controller. In his role as Corporate Controller, Mr. Lang is the Company’s principal accounting officer. Prior to joining the Company, since June 2008, Mr. Lang served as Vice President of Finance and Corporate Controller of Solar Power Industries, Inc. Prior thereto, from August 2005 to May 2008, Mr. Lang was the Corporate Controller of CNX Gas Corporation. From October 2003 to August 2005 Mr. Lang was the Financial Accounting Manager for Consol Energy, Inc. In addition to his base salary, pursuant to the terms of his offer letter, Mr. Lang will be eligible to receive an annual incentive bonus equal to a percentage of his base salary pursuant to the terms of the Company’s Management Incentive Compensation Plan, and subject to the approval of the Compensation Committee of the Board of Directors, Mr. Lang will receive a grant of stock options pursuant to the Company’s 2006 Long-Term Incentive Compensation Plan. Mr. Lang is further eligible to participate in the benefit plans generally available to employees of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: December 4, 2009	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
General Counsel and Assistant Secretary